Exhibit 99.1

Profire Energy Reports Financial Results for Fiscal Year 2015: Beats Revenue Guidance & Meets Net Income Guidance

2015 Revenues Up 45% to Record $51.2 Million, Net Income Up 3% to Record $5.7 Million or $0.11 Per Share

LINDON, Utah, June 15, 2015 - Profire Energy, Inc. (NASDAQ: PFIE), a technology company which creates, installs and services burner and chemical management solutions in the oil and gas industry, today reported financial results for its fiscal year ended March 31, 2015. A conference call will be held on Monday, June 15, 2015 at 5:00 p.m. EDT to discuss the results.

Fiscal 2015 Highlights vs. Same Year-ago Period

•	Total revenues increased 45% to record $51.2 million
•	Gross profit up 36% to record $27.2 million
•	Net income up 3% to record $5.7 million or $0.11 cents per share
•	Cash at year-end totaled $14.1 million (cash balance as of June 2015 is $18.1 million)
•	Completed an equity raise, netting the Company $16.4 million
•	Extended product line with the development of the Profire Flare Stack Igniter and acquisition of Chemical Management System; accelerated R&D investment for future products
•	Completed expansion of Utah warehouse, increasing efficiency and scalability of product inventory and delivery.
•	PFIE added to Russell 2000®, Russell 3000®, and Russell Microcap® Indices.

Fiscal Year 2015 Financial Results
Our total revenues during the year ended March 31, 2015 increased 45% to $51.2 million from $35.4 million in the year ended March 31, 2014. Increased equipment-purchasing activity in oil and gas for the first half of the fiscal year, combined with our opening of multiple offices, increased hiring of sales and service personnel, and an expansion of our product line helped contribute to our increased sales—especially in the United States.

Gross profit increased to $27.2 million or 53% of total revenues, compared to $20.0 million or 57% of total revenues in the prior year.

Total operating expenses increased to $18.7 million or 37% of total revenues from $11.4 million or 32% of total revenues in the prior year. Compared to the prior fiscal year, operating expenses for research and development increased 161%, payroll increased 53%, and depreciation increased 102%. With the Company’s growth focus during much of the fiscal year, the increased operational costs were expected.

Net income was $5.7 million or $0.11 per diluted share, compared to net income of $5.6 million or $0.12 per diluted share in the prior year.

Cash and cash equivalents totaled $14.1 million at March 31, 2015, as compared to $4.5 million in the year ago period, the increase being largely attributable to the equity raise completed during our second fiscal quarter. The Company continues to operate debt-free.

Management Commentary
“This was a record year for Profire and we are very pleased with what we were able to accomplish,” said Brenton Hatch, president and CEO of Profire Energy. “The baseline driver of growth continues to be the unique ability of our products to make oil and gas production safer, more efficient, and more compliant with industry regulations. Our amazing employees, customers, and suppliers each played an important role in helping the Company reach these new heights.

“Although we are in the midst of a very difficult environment, we believe the Company is well positioned to manage through this downturn and grow again when the market improves. We have no debt, and as of this past week, we had $18.1 million in cash reserves, which gives the Company a lot of options moving forward. While we know that the next couple quarters will be challenging for us, we are still very optimistic about the market opportunity and future of Profire. As we manage through this volatile period, we anticipate that, with time, our strategic investments and significant cost reductions, will help us improve our operational leverage and strengthen our industry leadership over the long-term.

Fiscal 2016 Guidance
Based on the current industry environment and its expected continued impact on the Company we are expecting a difficult year. For fiscal 2016, we are guiding for total revenues of $25.0-30.0 million and net income of $(1.0)-2.0 million. One of the biggest challenges that the Company faces is the lack of visibility into sales in the short term. We expect the latter half of the fiscal year to present a better sales environment than the first half, which we expect to coincide with an improved Company capability to sell products into the current environment.

Profire management will host a conference call later today to discuss these financial results. Please call the conference telephone number at least five minutes prior to the start time. An operator will register your name and organization.

Date: Monday June 15, 2015
Time: 5:00 p.m. EDT (3:00 p.m. MDT)
Toll-free dial-in number: 1-855-327-6837
International dial-in number: 1-778-327-3988

The conference call will be webcast live and available for replay via this link: http://public.viavid.com/index.php?id=114851. The webcast replay will be available for one year.

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting to the conference call, please contact Tanner Lamb at 1-801-796-5127.

A replay of the call will be available after 8:00 p.m. EDT on the same day through June 22, 2015.
Toll-free replay number: 1-877-870-5176
International replay number: 1-858-384-5517
Replay ID: 112870

About Profire Energy, Inc.

Profire Energy assists energy production companies in the safe and efficient production and transportation of oil and natural gas. As energy companies seek greater safety for their employees, compliance with more stringent regulatory standards, and enhanced margins with their energy production processes, Profire Energy's burner management systems are increasingly becoming part of their solution. Profire Energy has offices in Lindon, Utah; Houston, Texas; Victoria, Texas; Oklahoma City, Oklahoma; Tioga, Pennsylvania; Greeley, Colorado; and Edmonton, Alberta, Canada. For additional information, visit www.profireenergy.com.

Cautionary Note Regarding Forward-Looking Statements. Statements made in this release that are not historical are forward-looking statements. This release contains forward-looking statements, including, but not limited to, statements regarding its sales, marketing, and operational advancements/expansions, including, but not limited to, the increased activity from a larger sales force, strengthened customer relationships, and increased sales efficacy; the company’s ability to leverage their cash position; statements regarding the market difficulties facing the company for the next couple of quarters; the industry impact on the Company's growth; the Company's long-term outlook and market opportunity of the Company; the curtailing of the Company's aggressive-growth initiatives; the intention of the Company to reduce costs and be wise about future costs, and the effects of such actions; the effects of the Company’s strategic investments, the company’s financial expectations, including revenue and net income, for fiscal year 2016; the company’s sales performance in the upcoming fiscal year; and the ability of the Company to successfully navigate the volatile industry conditions. Forward-looking statements are not guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements. Factors that could materially affect such forward-looking statements include certain economic, business, public market and regulatory risks and factors identified in the company's periodic reports filed with the Securities Exchange Commission. All forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only as of the date of this release and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances, except as required by law. Readers should not place undue reliance on these forward-looking statements.

Contact:
Profire Energy, Inc.
Nathan McBride, VP Strategy & Finance
(801) 796-5127

Profire Energy, Inc.
Tanner Lamb, Investor Relations Manager
(801)796-5127

PART I. FINANCIAL INFORMATION
Item 1 Financial Information

PROFIRE ENERGY, INC. AND SUBSIDIARY
Consolidated Balance Sheets

ASSETS

	March 31,	March 31,
	2015	2014

CURRENT ASSETS
Cash and cash equivalents	$14,144,796	$4,456,674
Accounts receivable, net	9,462,378	8,873,471
Inventories	11,766,535	6,579,858
Prepaid expenses & other current assets	112,741	32,263

Total Current Assets	35,486,450	19,942,266

LONG-TERM ASSETS
Deferred tax asset	501,921	420,978

PROPERTY AND EQUIPMENT, net	9,275,965	4,385,881

OTHER ASSETS
Goodwill	997,701	-
Intangible assets, net of accumulated amortization	594,019	-

Total Other Assets	1,591,720	-

TOTAL ASSETS	$46,856,056	$24,749,125

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$1,040,530	$1,461,138
Accrued liabilities	332,229	193,727
Income taxes payable	347,486	1,605,133

Total Current Liabilities	1,720,245	3,259,998

LONG-TERM LIABILITIES
Deferred income tax liability	631,353	107,857

TOTAL LIABILITIES	2,351,598	3,367,855

STOCKHOLDERS' EQUITY
Preferred shares: $0.001 par value,10,000,000 shares authorized: no shares issued and outstanding	-	-
Common shares: $0.001 par value, 100,000,000 shares authorized: 53,199,136 and 47,836,543 shares issued and outstanding, respectively	53,199	47,836
Additional paid-in capital	25,525,052	6,496,980
Accumulated other comprehensive income	(1,888,981)	(231,051)
Retained earnings	20,815,188	15,067,505

Total Stockholders' Equity	44,504,458	21,381,270

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$46,856,056	$24,749,125

These financial statements should be read in conjunction with form 10K as well as the accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARY
Consolidated Statements of Operations and Other Comprehensive Income

	For the Years Ended
	March 31,
	2015	2014
REVENUES
Sales of goods, net	$47,768,556	$33,646,158
Sales of services, net	3,410,836	1,745,950
Total Revenues	51,179,392	35,392,108

COST OF SALES
Cost of goods sold-product	21,240,363	14,131,527
Cost of goods sold-services	$2,716,272	1,221,410
Total Cost of Goods Sold	23,956,635	15,352,937

GROSS PROFIT	27,222,757	20,039,171

OPERATING EXPENSES
General and administrative expenses	10,287,493	6,466,177
Research and development	1,832,671	703,266
Payroll expenses	6,008,663	3,921,174
Depreciation and amortization expense	558,231	276,661

Total Operating Expenses	18,687,058	11,367,278

INCOME FROM OPERATIONS	8,535,699	8,671,893

OTHER INCOME (EXPENSE)
Interest expense	-	(2,692)
Gain on disposal of fixed assets	8,014	2,867
Other income	21,865	3,990
Interest income	26,010	5,863

Total Other Income (Expense)	55,889	10,028

NET INCOME BEFORE INCOME TAXES	8,591,588	8,681,921

INCOME TAX EXPENSE	2,843,905	3,074,612

NET INCOME	$5,747,683	$5,607,309

FOREIGN CURRENCY TRANSLATION GAIN (LOSS)	$(1,657,930)	$(602,517)

TOTAL COMPREHENSIVE INCOME	$4,089,753	$5,004,792

BASIC EARNINGS PER SHARE	$0.11	$0.12

FULLY DILUTED EARNINGS PER SHARE	$0.11	$0.12

BASIC WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	51,609,760	46,230,669

FULLY DILUTED WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	51,680,775	46,822,984

These financial statements should be read in conjunction with form 10K as well as the accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARY
Consolidated Statements of Stockholders' Equity

			Additional	Other		Total
	Common Stock		Paid-In	Comprehensive	Retained	Stockholders'
	Shares	Amount	Capital	Income	Earnings	Equity

Balance, March 31, 2013	45,250,000	$45,250	$585,735	$371,466	$9,460,196	10,462,647

Fair value of options vested	-	-	1,433,984	-	-	1,433,984

Stock issued for services	20,000	20	28,340	-	-	28,360

Stock Issuance	2,259,393	2,259	4,330,716			4,332,975

Exercised options	307,150	307	118,205		-	118,512

Foreign currency translation adjustment	-	-	-	(602,517)	-	(602,517)

Net Income for the year ended March 31, 2014	-	-	-	-	5,607,309	5,607,309

Balance, March 31, 2014	47,836,543	47,836	6,496,980	(231,051)	15,067,505	21,381,270

Exercised Options	596,635	597	327,365	-	-	327,962

Stock issuance, less offering costs of $1,529,057	4,500,000	4,500	16,420,188	-	-	16,424,688

Stock issued for asset acquisition	265,958	266	999,734	-	-	1,000,000

Fair value of options vested	-	-	1,280,785	-	-	1,280,785

Foreign currency translation	-	-	-	(1,657,930)	-	(1,657,930)

Net Income for the year ended March 31, 2015	-	-	-	-	5,747,683	5,747,683

Balance, March 31, 2015	53,199,136	53,199	25,525,052	(1,888,981)	20,815,188	44,504,458

These financial statements should be read in conjunction with form 10K as well as the accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARY
Consolidated Statements of Cash Flows

	For the Years Ended
	March 31,
	2015	2014
OPERATING ACTIVITIES
Net Income	$5,747,683	$5,607,309
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	1,140,319	359,305
Gain on disposal of fixed assets	(8,014)	(2,867)
Common stock issued for services	-	28,360
Bad debt expense	(7,577)	(605)
Stock options issued for services	1,280,785	1,433,984
Changes in operating assets and liabilities:
Changes in accounts receivable	(912,606)	(3,264,108)
Changes in inventories	(5,472,869)	(3,249,235)
Changes in prepaid expenses	(80,770)	(30,296)
Changes in deferred tax asset/liability	(80,943)	(420,978)
Changes in accounts payable and accrued liabilities	(302,782)	77,785
Changes in income taxes payable	(618,146)	1,488,619

Net Cash Provided by Operating Activities	685,080	2,027,273

INVESTING ACTIVITIES
Proceeds from disposal of equipment	7,867	33,910
Cash paid for asset acquisition	(750,000)	-
Purchase of fixed assets	(6,167,945)	(2,659,295)

Net Cash Used in Investing Activities	(6,910,078)	(2,625,385)

FINANCING ACTIVITIES
Proceeds from stock issued for cash, net of stock offering costs	16,424,688	118,512
Proceeds from stock issued in exercise of stock options	327,961	4,332,975

Net Cash Provided by Financing Activities	16,752,649	4,451,487

Effect of exchange rate changes on cash	(839,529)	(205,473)

NET INCREASE IN CASH	9,688,122	3,647,902
CASH AT BEGINNING OF PERIOD	4,456,674	808,772

CASH AT END OF PERIOD	$14,144,796	$4,456,674

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$17,043	$2,692
Income taxes	$3,471,027	$1,585,993
NON CASH INVESTING AND FINANCING ACTIVITIES:
Stock issued for acquisition	$1,000,000	$-

These financial statements should be read in conjunction with form 10K as well as the accompanying footnotes.